Exhibit 99.2

                     BANKERS CORP. STATEMENT OF CONDITION

                                                   At December 31, 1996
                                                        (unaudited)
                                                       (in thousands)
Assets
 Cash and amounts due from depository
   institutions and interest-earning
   deposits                                                 $   15,957
Loans held for resale                                            8,916
Investment & mortgage-backed
   securities available-for-sale                                34,181
Investment & mortgage-backed securities
   held-to-maturity                                            707,479
Loans                                                        1,663,318
Allowance for possible loan losses
(6,596)
Premises and equipment                                          10,846
Real estate owned                                                4,662
Accrued interest receivable                                     15,181
Goodwill and other intangible assets                             3,329
Other assets                                                     2,511
   Total Assets                                             $2,459,784
                                                            ==========

Liabilities
  Deposits                                                  $1,629,062
  Borrowings
    Short-term borrowings                                      614,090
    Long-term borrowings                                           ---
  Advance payments by borrowers for
    taxes and insurance                                         12,203
  Other liabilities                                             11,552
      Total Liabilities                                      2,266,907
                                                            ==========

     Total Stockholders' Equity                                192,877

Total Liabilities and Stockholders' Equity                  $2,459,784
                                                            ==========
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                     BANKERS CORP. STATEMENT OF OPERATIONS

                                                Year Ended December 31,
1996
                                                         (unaudited)
                                                        (in thousands)

Interest income                                             $153,105
Interest expense                                              90,879

Net interest income                                           62,226
Provision for possible loan losses                             3,950

Net interest income after provision                           58,276

Other income                                                   2,141
Other expenses                                                22,591

Income before taxes                                           37,826
Income tax provision                                          13,501

Net Income                                                  $ 24,325
                                                            ========